Exhibit 1.1

ndFloor-940BlanshardStreet
Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor – 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY

Of a Document filed with the Province of

British Columbia Registrar of Companies

Notice of Articles BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: July 23, 2020 11:09 AM Pacific Time

Incorporation Number:                   C1258489

Recognition Date and Time:   Continued into British Columbia on July 23, 2020 11:09 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:
CANADIAN SOLAR INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
800 - 885 WEST GEORGIA STREET	800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1	VANCOUVER BC V6C 3H1
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
800 - 885 WEST GEORGIA STREET	800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1	VANCOUVER BC V6C 3H1
CANADA	CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
McDermott, Robert

Mailing Address:	Delivery Address:
545 SPEEDVALE AVENUE WEST	545 SPEEDVALE AVENUE WEST
GUELPH ON N1K 1E6	GUELPH ON N1K 1E6
CANADA	CANADA

Last Name, First Name, Middle Name:
Wong, Arthur (Lap Tat)

Mailing Address:	Delivery Address:
1208 DRAGON BAY VILLA	1208 DRAGON BAY VILLA
SHUN YI DISTRICT	SHUN YI DISTRICT
HOU SHA YU 101302	HOU SHA YU 101302
CHINA	CHINA

Last Name, First Name, Middle Name:
Ruda, Harry

Mailing Address:	Delivery Address:
21 BROOKFIELD ROAD	21 BROOKFIELD ROAD
TORONTO ON M2P 1B1	TORONTO ON M2P 1B1
CANADA	CANADA

Last Name, First Name, Middle Name:
Wong, Andrew (Luen Cheung)

Mailing Address:	Delivery Address:
20/F, BLOCK C1, CORAL COURT	20/F, BLOCK C1, CORAL COURT
51-67 CLOUDVIEW ROAD	51-67 CLOUDVIEW ROAD
NORTH POINT 0000	NORTH POINT 0000
HONG KONG	HONG KONG

Last Name, First Name, Middle Name:
Qu, Shawn (Xiaohua)

Mailing Address:	Delivery Address:
1201 NO. 1205 BINHE ROAD, BUILDING 3	1201 NO. 1205 BINHE ROAD, BUILDING 3
SUZHOU NEW DISTRICT	SUZHOU NEW DISTRICT
SUZHOU 215011	SUZHOU 215011
CHINA	CHINA

Last Name, First Name, Middle Name:
Templeton, Lauren

Mailing Address:	Delivery Address:
115 MAPLE AVENUE	115 MAPLE AVENUE
LOOKOUT MOUNTAIN TN 37350	LOOKOUT MOUNTAIN TN 37350
UNITED STATES	UNITED STATES

Page: 2 of 3

Last Name, First Name, Middle Name:
Olsoni, Karl

Mailing Address:	Delivery Address:
721 WOODHAVEN LANE	721 WOODHAVEN LANE
NAPLES FL 34108	NAPLES FL 34108
UNITED STATES	UNITED STATES

AUTHORIZED SHARE STRUCTURE
1. No Maximum	Common Shares	Without Par Value

Without Special Rights or
Restrictions attached

2. No Maximum	Preferred Shares	Without Par Value

With Special Rights or
Restrictions attached

Page: 3 of 3

Number: C1258489

CERTIFICATE

OF

CONTINUATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that Canadian Solar Inc., has continued into British Columbia from the Jurisdiction of CANADA, under the Business Corporations Act, with the name CANADIAN SOLAR INC. on July 23, 2020 at 11:09 AM Pacific Time.

ELECTRONIC CERTIFICATE	Issued under my hand at Victoria, British Columbia On July 23, 2020 CAROL PREST Registrar of Companies Province of British Columbia Canada

Incorporation No. C1258489

BUSINESS CORPORATIONS ACT

ARTICLES

OF

CANADIAN SOLAR INC.

Incorporation No. BC1258489

BUSINESS CORPORATIONS ACT

ARTICLES

OF

CANADIAN SOLAR INC.

PART 1– INTERPRETATION

1.1Definitions

Without limiting Article 1.2, in these Articles, unless the context requires otherwise:

(a)	“adjourned meeting” means the meeting to which a meeting is adjourned under Article

8.6 or 8.9;

(b)	“board” and “directors” mean the board of directors of the Corporation for the time being;
(c)	“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57, as amended from time to time, and includes its regulations;
(d)	“Corporation” means Canadian Solar Inc.;
(e)	“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238, as amended from time to time; and
(f)	“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

1.2Business Corporations Act definitions apply

The definitions in the Business Corporations Act apply to these Articles.

1.3Interpretation Act applies

The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

1.4Conflict in definitions

If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

1.5Conflict between Articles and legislation

If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2 – SHARES AND SHARE CERTIFICATES

2.1Form of share certificate

Each share certificate issued by the Corporation must comply with, and be signed as required by, the Business Corporations Act.

2.2Shareholder Entitled to Certificate or Acknowledgement

Unless the shares are uncertificated shares, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Corporation is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.3Sending of share certificate

Any share certificate to which a shareholder is entitled may be sent to the shareholder by mail and neither the Corporation nor any agent is liable for any loss to the shareholder because the certificate sent is lost in the mail or stolen.

2.4Replacement of worn out or defaced certificate

If the directors are satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit:

(a) order the certificate to be cancelled; and

(b) issue a replacement share certificate.

2.5Replacement of lost, stolen or destroyed certificate

If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the directors receive:

(a) proof satisfactory to them that the certificate is lost, stolen or destroyed; and

(b) any indemnity the directors consider adequate.

2.6Splitting share certificates

If a shareholder surrenders a share certificate to the Corporation with a written request that the

Corporation issue in the shareholder’s name 2 or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation must cancel the surrendered certificate and issue replacement share certificates in accordance with that request.

2.7Shares may be uncertificated

Notwithstanding any other provisions of this Part, the directors may, by resolution, provide that:

(a)	the shares of any or all of the classes and series of the Corporation’s shares may be uncertificated shares; or
(b)	any specified shares may be uncertificated shares.

PART 3 – ISSUE OF SHARES

3.1Directors authorized to issue shares

The directors may, subject to the rights of the holders of the issued shares of the Corporation, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Corporation, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

3.2Corporation need not recognize unregistered interests

Except as required by law or these Articles, the Corporation need not recognize or provide for any person’s interests in or rights to a share unless that person is the shareholder of the share.

PART 4 – SHARE TRANSFERS

4.1Recording or registering transfer

A transfer of a share of the Corporation must not be registered

(a)

unless a duly signed instrument of transfer in respect of the share has been received by the Corporation and the certificate (or acceptable documents pursuant to Article 2.5 hereof) representing the share to be transferred has been surrendered and cancelled; or

(b)	if no certificate has been issued by the Corporation in respect of the share, unless a duly signed instrument of transfer in respect of the share has been received by the Corporation.

4.2Form of instrument of transfer

The instrument of transfer in respect of any share of the Corporation must be either in the form, if any, on the back of the Corporation’s share certificates or in any other form that may be approved by the directors from time to time.

4.3Signing of instrument of transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Corporation and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or
(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

4.4Enquiry as to title not required

Neither the Corporation nor any director, officer or agent of the Corporation is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

4.5Transfer fee

There must be paid to the Corporation, in relation to the registration of any transfer, the amount determined by the directors from time to time.

PART 5 – ACQUISITION OF SHARES

5.1Corporation authorized to purchase shares

Subject to the special rights and restrictions attached to any class or series of shares, the Corporation may, if it is authorized to do so by the directors, purchase or otherwise acquire any of its shares.

5.2Corporation authorized to accept surrender of shares

The Corporation may, if it is authorized to do so by the directors, accept a surrender of any of its shares.

5.3Corporation authorized to convert fractional shares into whole shares

The Corporation may, if it is authorized to do so by the directors, convert any of its fractional shares into whole shares in accordance with, and subject to the limitations contained in, the Business Corporations Act.

PART 6 – BORROWING POWERS

6.1Powers of directors

The directors may from time to time on behalf of the Corporation:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;
(b)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Corporation or any other person, and at any discount or premium and on such other terms as they consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and
(d)	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future assets and undertaking of the Corporation.

PART 7 – GENERAL MEETINGS

7.1Annual general meetings

Unless an annual general meeting is deferred or waived in accordance with section 182(2)(a) or (c) of the Business Corporations Act, the Corporation must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting.

7.2When annual general meeting is deemed to have been held

If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 7.2, select as the Corporation’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

7.3Calling of shareholder meetings

The directors may, whenever they think fit, call a meeting of shareholders.

7.4Notice for meetings of shareholders

The Corporation must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting and to each director, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)if and for so long as the Corporation is a public company, 21 days;

(b)otherwise, 10 days.

7.5Record date for notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)if and for so long as the Corporation is a public company, 21 days;

(b)otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.6Record date for voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set as provided above, the record date for determining the shareholders entitled to vote at the meeting shall be 5:00 p.m. the day before the meeting.

7.7Failure to give notice and waiver of notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

7.8Notice of special business at meetings of shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 8.1, the notice of meeting must:

(a)	state the general nature of the special business; and
(b)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Corporation’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice, and
(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 8 – PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

8.1Special business

At a meeting of shareholders, the following business is special business:

(a)

at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting or the election or appointment of directors;

(b)	at an annual general meeting, all business is special business except for the following:
(i)	business relating to the conduct of or voting at the meeting,
(ii)	consideration of any financial statements of the Corporation presented to the meeting,
(iii)	consideration of any reports of the directors or auditor,
(iv)	the setting or changing of the number of directors,
(v)	the election or appointment of directors,
(vi)	the appointment of an auditor,
(vii)	the setting of the remuneration of an auditor,
(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution, and
(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

8.2Special resolution

The votes required for the Corporation to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

8.3Quorum

Subject to the special rights and restrictions attached to the shares of any affected class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two or more persons, present in person or by proxy and together holding or representing by proxy shares carrying at least 33⅓ per cent of the votes entitled to be voted at the meeting.

8.4Other persons may attend

The directors, the president, if any, the secretary, if any, and any lawyer or auditor for the Corporation are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

8.5Requirement of quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote at the meeting is present at the commencement of the meeting.

8.6Lack of quorum

If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and
(b)

in the case of any other meeting of shareholders, the shareholders entitled to vote at the meeting who are present, in person or by proxy, at the meeting may adjourn the meeting to a set time and place.

8.7Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;
(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any; or
(c)	if the present is absent, a director designated by the board.

8.8Alternate chair

At any meeting of shareholders, the directors present must choose one of their number to be chair of the meeting if: (a) there is no chair of the board or president present within 30 minutes after the time set for holding the meeting; (b) the chair of the board and the president are unwilling to act as chair of the meeting; or (c) if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting.  If, in any of the foregoing circumstances, all of the directors present decline to accept the position of chair or fail to choose one of their number to be chair of the meeting, or if no director is present, the shareholders present in person or by proxy must choose any person present at the meeting to chair the meeting.

8.9Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.10Notice of adjourned meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

8.11Motion need not be seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

8.12Manner of taking a poll

Subject to Article 8.13, if a poll is duly demanded at a meeting of shareholders:

(a)the poll must be taken

(i)	at the meeting, or within 7 days after the date of the meeting, as the chair of the meeting directs, and
(ii)	in the manner, at the time and at the place that the chair of the meeting directs;
(b)	the result of the poll is deemed to be a resolution of, and passed at, the meeting at which the poll is demanded; and
(c)	the demand for the poll may be withdrawn.

8.13Demand for a poll on adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

8.14Demand for a poll not to prevent continuation of meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

8.15Poll not available in respect of election of chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

8.16Casting of votes on poll

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

8.17Chair must resolve dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the same, and his or her determination made in good faith is final and conclusive.

8.18Chair has no second vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

8.19Declaration of result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.

8.20Meetings by telephone or other communications medium

A shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in this Section shall obligate the Corporation to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders.  If one or more shareholders or proxy holders participate in a meeting of shareholders in a manner contemplated by this Article 8.20:

(a)	each such shareholder or proxy holder shall be deemed to be present at the meeting; and
(b)	the meeting shall be deemed to be held at the location specified in the notice of the meeting.

PART 9 – ALTERATIONS AND RESOLUTIONS

9.1Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Corporation may by resolution of the directors:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;
(b)

increase, reduce or eliminate the maximum number of shares that the Corporation is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Corporation is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Corporation is authorized to issue shares of a class of shares with par value:
(i)	decrease the par value of those shares,
(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares,
(iii)	subdivide all or any of its unissued or fully paid issued shares with par value into shares of smaller par value, or

(iv)	consolidate all or any of its unissued or fully paid issued shares with par value into shares of larger par value;
(d)	subdivide all or any of its unissued or fully paid issued shares without par value;
(e)	change all or any of its unissued or fully paid issued shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;
(f)	alter the identifying name of any of its shares;
(g)	consolidate all or any of its unissued or fully paid issued shares without par value; or
(h)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2Change of Name

The Corporation may by resolution of the directors authorize an alteration to its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.3Other Alterations or Resolutions

If the Business Corporations Act does not specify:

(a)

the type of resolution and these Articles do not specify another type of resolution, the Corporation may by resolution of the directors authorize any act of the Corporation, including without limitation, an alteration of these Articles; or

(b)	the type of shareholders’ resolution and these Articles do not specify another type of shareholders’ resolution, the Corporation may by ordinary resolution authorize any act of the Corporation.

PART 10 – VOTES OF SHAREHOLDERS

10.1Voting rights

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 10.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote; and
(b)

on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy.

10.2Trustee of shareholder may vote

A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or satisfies all of the directors present at the meeting, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

10.3Votes by joint shareholders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders, but not both or all, may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or
(b)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

10.4Trustees as joint shareholders

Two or more trustees of a shareholder in whose sole name any share is registered are, for the purposes of Article 10.3, deemed to be joint shareholders.

10.5Representative of a corporate shareholder

If a corporation that is not a subsidiary of the Corporation is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Corporation, and:

(a)	for that purpose, the instrument appointing a representative must
(i)

be received at the registered office of the Corporation or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting, or

(ii)	unless the notice of the meeting provides otherwise, be provided, at the meeting, to the chair of the meeting; and
(b)	if a representative is appointed under this Article 10.5,
(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

10.6When proxy provisions do not apply

Articles 10.7 to 10.13 do not apply to the Corporation if and for so long as it is a public company.

10.7Appointment of proxy holder

Every shareholder of the Corporation, including a corporation that is a shareholder but not a subsidiary of the Corporation, entitled to vote at a meeting of shareholders of the Corporation may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

10.8Alternate proxy holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

10.9When proxy holder need not be shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 10.5;
(b)	the Corporation has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or
(c)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

10.10Form of proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Corporation)

The undersigned, being a shareholder of the above named Corporation, hereby appoints ....................................... or, failing that person, ......................................., as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the day of and at any adjournment of that meeting.

Signed this .......... day of .............................................., .................

...............................................................

Signature of shareholder

10.11Provision of proxies

A proxy for a meeting of shareholders must:

(a)

be received at the registered office of the Corporation or at any other place specified in the notice calling the meeting for the receipt of proxies, at least the number of business days specified in the notice or, if no number of days is specified, 2 business days before the day set for the holding of the meeting; or

(b)	unless the notice of the meeting provides otherwise, be provided at the meeting to the chair of the meeting.

10.12Revocation of proxies

Subject to Article 10.13, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Corporation at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or
(b)	provided at the meeting to the chair of the meeting.

10.13Revocation of proxies must be signed

An instrument referred to in Article 10.12 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her trustee; or
(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 10.5.

10.14Validity of proxy votes

A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Corporation, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)by the chair of the meeting, before the vote is taken.

10.15Production of evidence of authority to vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

10.16Chair May Determine Validity of Proxy

Unless prohibited by applicable law, the chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Article 10  as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

PART 11 – DIRECTORS

11.1First directors; number of directors

The first directors are the persons designated as directors of the Corporation in the Notice of Articles that applies to the Corporation when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 12.7, is set at:

(a)	subject to paragraphs (b) and (c), the number of directors that is equal to the number of the Corporation’s first directors;

(b)	if the Corporation is a public company, the greater of three and the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given); and
(c)	if the Corporation is not a public company, the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given).

11.2Change in number of directors

If the number of directors is set under Articles 11.1(b) or 11.1(c):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;
(b)

if, contemporaneously with setting that number, the shareholders do not elect or appoint the directors needed to fill vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

11.3Directors’ acts valid despite vacancy

An act or proceeding of the directors is not invalid merely because fewer directors have been appointed or elected than the number of directors set or otherwise required under these Articles.

11.4Qualifications of directors

A director is not required to hold a share in the capital of the Corporation as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

11.5Remuneration of directors

The directors are entitled to the remuneration, if any, for acting as directors as the directors may from time to time determine.  If the directors so decide, the remuneration of the directors will be determined by the shareholders.  That remuneration may be in addition to any salary or other remuneration paid to a director in such director’s capacity as an officer or employee of the Corporation.

11.6Reimbursement of expenses of directors

The Corporation must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Corporation.

11.7Special remuneration for directors

If any director performs any professional or other services for the Corporation that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Corporation’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

11.8Gratuity, pension or allowance on retirement of director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Corporation may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Corporation or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 12 – ELECTION AND REMOVAL OF DIRECTORS

12.1Election at annual general meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 7.2:

(a)

the shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in the unanimous resolution appoint, a board of directors consisting of up to the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

12.2Consent to be a director

No election, appointment or designation of an individual as a director is valid unless:

(a)that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or
(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

12.3Failure to elect or appoint directors

If:

(a)

the Corporation fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 7.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 7.2, to elect or appoint any directors;

then each director in office at such time continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and
(d)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

12.4Directors may fill casual vacancies

Any casual vacancy occurring in the board of directors may be filled by the remaining directors.

12.5Remaining directors’ power to act

The directors may act notwithstanding any vacancy in the board of directors, but if the Corporation has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or for the purpose of summoning a meeting of shareholders to fill any vacancies on the board of directors or for any other purpose permitted by the Business Corporations Act.

12.6Shareholders may fill vacancies

If the Corporation has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, and the directors have not filled the vacancies pursuant to Article 12.5 above, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

12.7Additional directors

Notwithstanding Articles 11.1 and 11.2, between annual general meetings or unanimous resolutions contemplated by Article 7.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 12.7 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or
(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 12.7.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 12.1(a), but is eligible for re-election or re-appointment.

12.8Ceasing to be a director

A director ceases to be a director when:

(a)	the term of office of the director expires;
(b)	the director dies;
(c)	the director resigns as a director by notice in writing provided to the Corporation or a lawyer for the Corporation; or
(d)	the director is removed from office pursuant to Articles 12.9 or 12.10.

12.9Removal of director by shareholders

The Shareholders may, by special resolution, remove any director before the expiration of his or her term of office, and may, by ordinary resolution, elect or appoint a director to fill the resulting vacancy.  If the shareholders do not contemporaneously elect or appoint a director to fill the vacancy created by the removal of a director, then the directors may appoint, or the shareholders may elect or appoint by ordinary resolution, a director to fill that vacancy.

12.10Removal of director by directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

12.11Nominations of directors

(a)	Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.
(b)

Nominations of persons for election to the board may be made at any annual meeting of shareholders or at any special meeting of shareholders (if one of the purposes for which the special meeting was called was the election of directors):

(i)	by or at the direction of the board, including pursuant to a notice of meeting;
(ii)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act, or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act; or

(iii)

by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice provided for below in this Article 12.11 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Article 12.11.

(c)

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof (as provided for in Article 12.11(d)) in proper written form to the secretary of the Corporation at the principal executive offices of the Corporation.

(d)	To be timely, a Nominating Shareholder’s notice to the secretary of the Corporation must be given:
(i)

in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement (as defined below) of the date of the annual meeting was made, notice by the Nominating Shareholder may be given not later than the close of business on the tenth (10th) day after the Notice Date in respect of such meeting; and

(ii)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(e)	To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Corporation must set forth:

(i)

as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person during the past five years; (C) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (D) a statement as to whether such person would be “independent” of the Corporation (as such term is defined under Applicable Securities Laws (as defined below)) if elected as a director at such meeting and the reasons and basis for such determination; (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Nominating Shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting jointly or in concert therewith, on the one hand, and such nominee, and his or her respective associates, or others acting jointly or in concert therewith, on the other hand; and (F) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below); and

(ii)

as to the Nominating Shareholder giving the notice: (A) any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation; (B) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of the record by the Nominating Shareholder as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (C) any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below).

(f)

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(g)

The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions set forth in this Article 12.11 and, if any proposed nomination is not in compliance with such provisions, to declare that such defective nomination shall be disregarded.

(h)	For purposes of this Article 12.11:
(i)

“Affiliate”, when used to indicate a relationship with a person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person;

(ii)

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada;

(iii)	“Associate”, when used to indicate a relationship with a specified person, means:
A.

any corporation or trust of which such person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such corporation or trust for the time being outstanding,

B.	any partner of that person,
C.	any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity,
D.	a spouse of such specified person,
E.	any person of either sex with whom such specified person is living in a conjugal relationship outside marriage, or
F.	any relative of such specified person or of a person mentioned in clauses D or E of this definition if that relative has the same residence as the specified person;
(iv)

“Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Corporation or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Corporation or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts;

(v)	“owned beneficially” or “owns beneficially” means, in connection with the ownership of shares in the capital of the Corporation by a person:
A.

any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing,

B.

any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing,

C.

any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however, that the number of shares that a person owns beneficially pursuant to this clause in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate, and

D.

any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Corporation or any of its securities; and

(vi)

“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

(i)

Notwithstanding any other provision of this Article 12.11, notice given to the secretary of the Corporation pursuant to this Article 12.11 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid, provided that receipt of confirmation of such transmission has been received) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(j)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 12.11.

PART 13 – PROCEEDINGS OF DIRECTORS

13.1Meetings of directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place and at the time that the board may by resolution from time to time determine.

13.2Chair of meetings

Meetings of directors are to be chaired by:

(a)	the chair of the board, if any;
(b)	in the absence of the chair of the board, the president, if any, if the president is a director; or
(c)	any other director chosen by the directors if:
(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,
(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting, or
(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

13.3Voting at meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

13.4Meetings by telephone or other communications medium

A director may participate in a meeting of the directors or of any committee of the directors in person, or by telephone or other communications medium, if all directors participating in the meeting are able to communicate with each other.  A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 13.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

13.5Who may call extraordinary meetings

A director may call a meeting of the board at any time.  The secretary, if any, must on request of a director, call a meeting of the board.

13.6Notice of extraordinary meetings

Subject to Articles 13.7 and 13.8, if a meeting of the board is called under Article 13.5, 24 hours’ notice of that meeting, specifying the place, date and time of that meeting, must be given to each of the directors:

(a)	by mail addressed to the director’s address as it appears on the books of the Corporation or to any other address provided to the Corporation by the director for this purpose;
(b)	by leaving it at the director’s prescribed address or at any other address provided to the Corporation by the director for this purpose; or
(c)	orally, by delivery of written notice or by telephone, voice mail, e-mail, fax or any other method of legibly transmitting messages.

13.7When notice not required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed;
(b)	the director has filed a waiver under Article 13.9; or
(c)	the director attends such meeting.

13.8Meeting valid despite failure to give notice

The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

13.9Waiver of notice of meetings

Any director may file with the Corporation a notice waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal.

13.10Effect of waiver

After a director files a waiver under Article 13.9 with respect to future meetings of the directors, and until that waiver is withdrawn, notice of any meeting of the directors need not be given to that director unless the director otherwise requires in writing to the Corporation.

13.11Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors. If quorum is not present at a meeting of directors, no business may be conducted at the meeting except that a majority of directors present at the meeting may adjourn the meeting to a fixed time and place.

13.12If only one director

If, in accordance with Article 11.1, the number of directors is one, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.

PART 14 – COMMITTEES OF DIRECTORS

14.1Appointment of committees

The directors may, by resolution:

(a)	appoint one or more committees consisting of the director or directors that they consider appropriate or other persons;
(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:
(i)	the power to fill vacancies in the board,
(ii)	the power to change the membership of, or fill vacancies in, any committee of the board, and
(iii)	the power to appoint or remove officers appointed by the board; and
(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

14.2Obligations of committee

Any committee formed under Article 14.1, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and
(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

14.3Powers of board

The board may, at any time:

(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding;
(b)	terminate the appointment of, or change the membership of, a committee; and
(c)	fill vacancies in a committee.

14.4Committee meetings

Subject to Article 14.2(a):

(a)	the members of a directors’ committee may meet and adjourn as they think proper;
(b)

a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee; and
(d)

questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 15 – OFFICERS

15.1Appointment of officers

The board may, from time to time, appoint a president, secretary or any other officers that it considers necessary or desirable, and none of the individuals appointed as officers need be a member of the board.

15.2	Functions, duties and powers of officers

The board may, for each officer:

(a)	determine the functions and duties the officer is to perform;
(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and
(c)	from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

15.3Remuneration

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board.

PART 16 – CERTAIN PERMITTED ACTIVITIES OF DIRECTORS

16.1Other office of director

A director may hold any office or place of profit with the Corporation (other than the office of auditor of the Corporation) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.2No disqualification

No director or intended director is disqualified by his or her office from contracting with the Corporation either with regard to the holding of any office or place of profit the director holds with the Corporation or as vendor, purchaser or otherwise.

16.3Professional services by director or officer

Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Corporation, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Corporation, except as auditor of the Corporation, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

16.4Remuneration and benefits received from certain entities

A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Corporation may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Corporation for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 17 – INDEMNIFICATION

17.1Indemnification of directors

The directors must cause the Corporation to indemnify its directors and officers and former directors and officers, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act.

17.2Deemed contract

Each director and officer, as applicable, is deemed to have contracted with the Corporation on the terms of the indemnity referred to in Article 17.1.

PART 18 – AUDITOR

18.1Remuneration of an auditor

The directors may set the remuneration of the auditor of the Corporation without the prior approval of the shareholders.

18.2Waiver of appointment of an auditor

The Corporation shall not be required to appoint an auditor if all of the shareholders of the Corporation, whether or not their shares otherwise carry the right to vote, resolve by a unanimous resolution to waive the appointment of an auditor.  Such waiver may be given before, on or after the date on which an auditor is required to be appointed under the Business Corporations Act, and is effective for one financial year only.

PART 19 – DIVIDENDS

19.1Declaration of dividends

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of any dividends the directors consider appropriate.

19.2No notice required

The directors need not give notice to any shareholder of any declaration under Article 19.1.

19.3Directors may determine when dividend payable

Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

19.4Dividends to be paid in accordance with number of shares

Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

19.5Manner of paying dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Corporation, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific assets.

19.6Dividend bears no interest

No dividend bears interest against the Corporation.

19.7Fractional dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

19.8Payment of dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed:

(a)	subject to paragraphs (b) and (c), to the address of the shareholder;
(b)	subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares; or
(c)	to the person and to the address as the shareholder or joint shareholders may direct in writing.

19.9Receipt by joint shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 20 – ACCOUNTING RECORDS

20.1Recording of financial affairs

The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Corporation and to comply with the provisions of the Business Corporations Act.

PART 21 – EXECUTION OF INSTRUMENTS

21.1Who may attest seal

The Corporation’s seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of:

(a)	any 2 directors;
(b)	any officer, together with any director;
(c)	if the Corporation has only one director, that director; or
(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

21.2Sealing copies

For the purpose of certifying under seal a true copy of any resolution or other document, the seal must be impressed on that copy and, despite Article 21.1, may be attested by the signature of any director or officer.

21.3Execution of documents not under seal

Any instrument, document or agreement for which the seal need not be affixed may be executed, including through the use of electronic signature, for and on behalf of and in the name of the Corporation by any one director or officer of the Corporation, or by any other person appointed by the directors for such purpose.

PART 22 – NOTICES

22.1Method of giving notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:
(i)	for a record mailed to a shareholder, the shareholder’s registered address,
(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Corporation or the mailing address provided by the recipient for the sending of that record or records of that class, or

(iii)	in any other case, the mailing address of the intended recipient;
(b)	delivery at the applicable address for that person as follows, addressed to the person:
(i)	for a record delivered to a shareholder, the shareholder’s registered address,
(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Corporation or the delivery address provided by the recipient for the sending of that record or records of that class,

(iii)	in any other case, the delivery address of the intended recipient;
(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;
(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;
(e)	physical delivery to the intended recipient; or
(f)	such other manner of delivery as is permitted by applicable legislation governing electronic delivery.

22.2Deemed receipt

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 22.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

A record that is sent by facsimile transmission or electronic document shall be deemed to have been received when sent or provided to a designated information system.

22.3Certificate of sending

A certificate signed by the secretary, if any, or other officer of the Corporation or of any other corporation acting in that behalf for the Corporation stating that a notice, statement, report or other record was addressed as required by Article 22.1, prepaid and mailed or otherwise sent as permitted by Article 22.1 is conclusive evidence of that fact.

22.4Notice to joint shareholders

A notice, statement, report or other record may be provided by the Corporation to the joint registered shareholders of a share by providing the notice to the joint registered shareholder first named in the central securities register in respect of the share.

22.5Notice to trustees

A notice, statement, report or other record may be provided by the Corporation to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:
(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description, and
(ii)	at the address, if any, supplied to the Corporation for that purpose by the persons claiming to be so entitled; or
(b)

if an address referred to in Article 22.5(a)(ii) has not been supplied to the Corporation, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 23 – RESTRICTION ON SHARE TRANSFER

23.1Application

Article 23.2 does not apply to the Corporation if and for so long as it is a public company.

23.2Consent required for transfer

No shares may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

PART 24 - SPECIAL RIGHTS AND RESTRICTIONS

24.1Preferred shares issuable in series

The preferred shares may include one or more series and, subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of that particular series are issued, alter the Articles of the Corporation and authorize the alteration of the Notice of Articles of the Corporation, as the case may be, to fix the number of preferred shares and, in addition thereto, determine the designation, rights, privileges, restrictions and conditions attaching to the preferred shares of, such series, including without limitation:

(a)

the issue price per share, which may be expressed in a foreign currency, provided that the issue price per share shall not be less than C$1.00 (or its equivalent in a foreign currency at the date of issuance) or more than C$100.00 (or its equivalent in a foreign currency at the date of issuance);

(b)	the rate, amount or method of calculation of dividends, including whether such rate, amount or method shall be subject to change or adjustment in the future;
(c)	the method of payment of dividends, including whether such dividends shall be cumulative, non-cumulative, partially cumulative, deferred or payable on some other basis;
(d)	the date or dates, manner and currency or currencies of payment of dividends;
(e)	the restrictions, if any, on the payments of dividends on any Junior Shares (as defined below);
(f)	the rights and obligations, if any, of the Corporation to redeem or purchase the shares, including the prices and other terms of redemption or purchase;
(g)	the terms of any share purchase plan or sinking or similar fund providing for the purchase or redemption of the shares;
(h)	the rights, if any, of the holders of the shares to retract the shares, including the prices and other terms of retraction;
(i)

the rights, if any, of the holders of the shares or the Corporation to convert or exchange the shares for other securities of the Corporation or any other entity and the rates and other terms of conversion or exchange;

(j)	the voting rights, if any, attached to the shares; and
(k)

the preferences, if any, of the shares over any Junior Shares with respect to the distribution of assets of the Corporation in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary.

For the purposes of this Part 24, “Junior Shares” means the common shares and any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends and with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary.

24.2Voting Rights

Except where the rights, privileges, restrictions and conditions attaching to a series of preferred shares otherwise provide, the holders of the preferred shares shall not be not entitled as such to receive notice of, or to attend or vote at, a meeting of the shareholders of the Corporation. Except where the rights, privileges, restrictions and conditions attaching to a series of preferred shares otherwise provide, on any poll taken at any meeting of the holders of preferred shares, whether as a class or a series or two or more series, each holder of preferred shares entitled to vote at the meeting shall have one one-hundredth of a vote in respect of each C$1.00 (or its equivalent in a foreign currency at the date of issuance) of the issue price for each preferred share held. Except where the rights, privileges, restrictions and conditions attaching to a series of preferred shares otherwise provide, the formalities to be observed with respect to the giving of notice of, and voting at, any meeting of holders of preferred shares, including without limitation, the quorum therefor, shall be the quorum prescribed by the Articles of the Corporation with respect to meetings of shareholders, as amended from time to time.

24.3No Voting Required

Subject to the rights, privileges, restrictions and conditions attaching to a series of preferred shares, the Corporation may, without the approval or consent of the holders of the preferred shares voting separately as a class or series, at any time and from time to time:

(a)

create one or more other classes of shares ranking on a parity with the preferred shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary;

(b)

if all dividends on each outstanding series of preferred shares accrued to the most recently preceding date for the payment of dividends on such series shall have been declared and paid or set apart for payment, create one or more other classes of shares ranking superior to the preferred shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary;

(c)	increase any maximum number of authorized shares of any other class of shares; and
(d)	effect an exchange, reclassification or cancellation of all or part of the preferred shares.

24.4Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, before any amount shall be paid to, or any property distributed among, the holders of the common shares, the holders of the preferred shares shall be entitled to receive:

(a)	the amount paid up on such shares or such other amount or amounts as have been provided for with respect to such shares;
(b)	the premium, if any, provided for with respect to such shares;

(c)	in the case of shares entitled to cumulative dividends, any unpaid cumulative dividends on such shares; and
(d)	in the case of shares entitled to non-cumulative dividends, any declared but unpaid non-cumulative dividends on such shares.

After payment of the amounts payable to them, the holders of the preferred shares shall not be entitled to share in any further distribution of the property or assets of the Corporation.

24.5	No Pre-Emptive Rights

The holders of the preferred shares shall not be entitled as such to subscribe for, purchase or receive any part of any issue of securities of the Corporation, now or hereafter authorized, or any rights to acquire the same, otherwise than in accordance with any conversion, exchange or other rights which may from time to time be attached to any series of preferred shares.

Full Name and Signature of Director	Date of Signing

/s/ Shawn (Xiaohua) Qu
Signature	July 23, 2020

Shawn (Xiaohua) Qu
Name